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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of Earliest Event Reported): August 9, 2007

                              CITRIX SYSTEMS, INC.
             (Exact name of Registrant as specified in its Charter)

            Delaware                       0-27084               75-2275152
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                           851 West Cypress Creek Road
                         Fort Lauderdale, Florida 33309
               (Address of Principal Executive Offices) (Zip Code)

                            Telephone: (954) 267-3000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    Section 3--Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Citrix Systems, Inc. (the "Company") announced that, as expected, it received on August 9, 2007, an additional Nasdaq Staff Determination notice stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with Nasdaq for continued listing. As anticipated, the letter was issued in accordance with Nasdaq's procedures as a result of the delayed filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

As previously disclosed, Nasdaq initially informed the Company on March 15, 2007 that its securities would be delisted due to the Company's delay in filing its Annual Report on Form 10-K for the year ended December 31, 2006 unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace Rules. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel. Prior to the Panel rendering its decision, on May 11, 2007, as previously disclosed, the Company received an additional Nasdaq Staff Determination Notice as a result of the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Currently, the Panel has rendered decisions granting the Company's request for continued listing on the Nasdaq Global Select Market, subject to, among other things, the Company being current in its public filings prior to August 30, 2007. The Company intends to make a submission to the Nasdaq Listing and Hearing Review Council to address the delayed filing of its second quarter Form 10-Q. There can be no assurance that the Nasdaq Listing and Hearing Review Council will grant the Company's request for continued listing.

On June 13, 2007, the Company announced the findings of the voluntary investigation of its historical stock option granting practices and related accounting conducted by the Audit Committee of its Board of Directors. As a result of the voluntary investigation, and as previously announced by the Company, the Company intends to restate its previously issued financial statements and reports thereon for the fiscal years 2004 and 2005 and for the interim quarterly periods for 2005 and 2006 to reflect the additional non-cash stock-based compensation expense and related tax effects that should have been recorded with respect to stock option grants whose accounting measurement dates are being revised. Further, as previously announced, the Company intends to shortly submit a request for consultation on certain interpretive issues to the Office of Chief Accountant of the Securities and Exchange Commission (the "OCA"). Because of the pending OCA consultation, the Company has not yet become current in its public filings or determined conclusively the amount of additional non-cash compensation expense to be recorded as a result of the investigation of the Company's historical stock option granting practices or the resulting tax impact. The Company intends to file its annual and quarterly reports as soon as practicable after completion of the OCA consultation process.

                            Section 7--Regulation FD

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 14, 2007, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this item of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

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                  Section 9--Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits

Exhibit No.          Description
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Exhibit 99.1         Press release dated August 14, 2007 of Citrix Systems, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Citrix Systems, Inc.


Dated: August 14, 2007                      By: /s/ David J. Henshall
                                                --------------------------------
                                                Name: David J. Henshall
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

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                                  Exhibit Index

Exhibit No.          Description
-----------          -----------------------------------------------------------

Exhibit 99.1         Press release dated August 14, 2007 of Citrix Systems, Inc.